Rule 424(b)(2)
                                                     Registration No. 333-75723


PRICING SUPPLEMENT NO. 39a dated January 10, 2001
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                      LEHMAN BROTHERS HOLDINGS INC.
                           Medium-Term Notes, Series F
             Due Nine Months or More From the Date of Issue
                        (Floating Rate Coupon)

ATTENTION: PRICING SUPPLEMENT 39a REPRESENTS AN AMENDMENT TO SUPPLEMENT 39. THIS DOES NOT REPRESENT AN ADDITION TO SUPPLEMENT 39.

Cusip No.:                       52517PRP8

Principal Amount:               $100,000,000.00

Net Proceeds:                   $99,750,000.00

Price to Public:                100.0%

Agent's Commission:             .25%

Original Issue Date:            01/16/01

Interest Index:                 3 month LIBOR, telerate p. 3750

Spread:                         0.32%

Initial Interest Rate:          Interest index posted on 01/10/01, plus spread

Interest Payment Period:        Quarterly on the 16th

Interest Reset Dates:           Same as interest payment dates

Interest
Determination Dates:            Two New York business days prior to each
                               Interest Reset Date

Interest Payment Dates:         Quarterly on the 16th, commencing on 04/16/01,
                                subject to modified business day convention

Maturity Date:                  01/16/03

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/___Thomas O'Sullivan
Name:    Thomas O'Sullivan
Title: Authorized Signatory